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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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         Date of report (Date of earliest event reported): May 29, 2002


                              CARDIAC SCIENCE, INC.
               (Exact Name of Registrant as Specified in Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

              0-19567                                33-0465681
        (Commission File No.)             (IRS Employer Identification No.)


                              16931 Millikan Avenue
                                Irvine, CA 92606
              (Address of Principal Executive Offices and Zip Code)

               Registrant's telephone number, including area code:
                                 (949) 587-0357

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ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

         On May 29, 2002, Cardiac Science, Inc. (the "Company") entered into a Senior Note and Warrant Purchase Agreement (the "Purchase Agreement") with Perseus Acquisition/Recapitalization Fund, L.L.C., Perseus Market Opportunity Fund, L.P., and Cardiac Science Co-Investment, L.P. (collectively, the "Perseus Funds"), pursuant to which the Perseus Funds loaned $50,000,000 to the Company (the "Loan"), on the terms described below.

         Under the terms of the Purchase Agreement, the Perseus Funds purchased an aggregate of $50,000,000 of 6.9% Senior Notes (the "Notes"). Unless otherwise accelerated pursuant to the terms of the Purchase Agreement and the Notes, the entire unpaid principal amount of the Notes is due and payable in cash on May 30, 2007. During the first three years of the term of the Notes, accrued and unpaid interest on the Notes calculated at the rate of 6.9% per annum, will, at the option of the Company, (A) be due and payable in cash or (B) accrue and be paid in kind (i.e., such interest shall be capitalized when due and added to the principal balance of the Notes), in each case quarterly in arrears, and on the termination date of the Notes. After the end of the third year of the term of the Notes, any additional accrued and unpaid interest on the Notes will be due and payable in cash quarterly in arrears, and on the termination date of the Notes.

         In connection with the Notes, the Perseus Funds were issued warrants (the "Warrants") for the purchase of an aggregate of 10,000,000 shares of Common Stock at an exercise price of $3.00 per share, and an aggregate of 3,000,000 shares of Common Stock at an exercise price of $4.00 per share. The Warrants are subject to certain limited antidilution adjustments, as set forth in the form of Warrant filed herewith.

         The Loan is secured by all of the assets of the Company and its subsidiaries, to the extent permitted by law, pursuant to the terms of a Security Agreement entered into by Cardiac Science, Inc., its subsidiaries, the Perseus Funds, and HSBC BANK USA as collateral agent (the "Security Agreement"). The Loan is also guaranteed by the U.S. subsidiaries of the Company pursuant to a form of Guaranty Agreement filed herewith (the "Guaranty Agreements").

         The Company has also granted certain registration rights to the Holders of the Warrants, as set forth in a Registration Rights Agreement dated May 30, 2002, between the Company and the Perseus Funds.

         The proceeds from the sale of the Senior Notes and the Warrants will be used by the Company to repay the Senior Secured Promissory Notes of the Company issued in connection with the Company's acquisition of Survivalink Corporation, in an amount of approximately $27,500,000, including principal and accrued interest. The remaining proceeds will be used for general corporate and working capital purposes, and to pay the transaction fees, costs and expenses payable pursuant to the Purchase Agreement.

         The Purchase Agreement, and the form of Note and form of Warrant issuable thereunder, the Security Agreement and the Guaranty Agreements, and the Registration Rights Agreement are incorporated herein by reference to the Exhibits filed concurrently herewith. The foregoing description of such Agreements does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

ITEM 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (c)   Exhibits:

                  Exhibit 4.1 Senior Note and Warrant Purchase Agreement dated May 29, 2002 by and among Cardiac Science, Inc., Perseus Acquisition /

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                                Recapitalization Fund, L.L.C., Perseus Market
                                Opportunity Fund, L.P., and Cardiac Science
                                Co-Investment, L.P.

                  Exhibit 4.2   Form of Senior Note

                  Exhibit 4.3   Form of Warrant

                  Exhibit 4.4 Security Agreement dated May 30, 2002, between Cardiac Science and its subsidiaries, the Perseus Funds, and HSBC BANK USA as collateral agent

                  Exhibit 4.5   Form of Guaranty Agreement

                  Exhibit 4.6 Registration Rights Agreement dated May 30, 2002, between Cardiac Science, Inc. and the Perseus Funds

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARDIAC SCIENCE, INC.

By: /s/ Raymond W. Cohen
Raymond W. Cohen,
President and Chief Executive Officer

Dated:  June 5, 2002